                               ASSET PURCHASE AGREEMENT

    This Asset Purchase Agreement made as of this 28th day of June, 1996 (the "Agreement"), by and among Advanced Radio Technologies Corporation, a Delaware corporation ("ART" or "Purchaser"), DCT Communications, Inc., a California corporation ("DCT" or "Seller"), Vernon L. Fotheringham (solely for the purposes of Section 17 hereof), an individual ("Fotheringham"), and the Estate of Richard
M. Neustadt ("Neustadt"), through its representative, Elizabeth Neustadt (solely for the purposes of Section 17 hereof).


                                 W I T N E S S E T H:

    WHEREAS, various of the parties hereto have executed various agreements, including without limitation, a Services Agreement between DCT and ART, dated February 11, 1994 (the "First Services Agreement"); a Second Services Agreement (the "Second Services Agreement") between the same two parties, effective September 1, 1994, which replaced the First Services Agreement; a Put/Call Agreement between the same two parties, effective September 1, 1994 (the "Put/Call Agreement"); and a Consulting and Loan Agreement between DCT and ART and concurred in by Fotheringham, dated March 1, 1995 (the "Consulting Agreement," together with the First Services Agreement and the Put/Call Agreement, but not the Second Services Agreement, are hereinafter referred to as the "Superseded Agreements");

    WHEREAS, the parties desire to cancel and supersede all of the Superseded Agreements between any and all of the parties simultaneously with the execution of this Agreement; and

    WHEREAS, ART wishes to purchase, and DCT wishes to assign the Authorizations, as defined below, in exchange for the consideration described in
Section 1.4 hereof (the "Transaction").

    NOW, THEREFORE, in consideration of the premises and the respective covenants, representations and warranties herein contained, the parties hereto agree as follows:

1.  ASSIGNMENT OF AUTHORIZATIONS.

    1.1 ASSIGNMENT OF AUTHORIZATIONS. Subject to and upon the terms and conditions of this Agreement, DCT agrees to sell and assign to ART and ART agrees to acquire from DCT, free and clear of any pledge, lien, options, warrants, security interest, mortgage claim, charge, liability (other than liabilities generally imposed on 38GHz licenses by FCC rules), right of first refusal or other encumbrance (other than for taxes not yet due and payable) of any kind whatsoever (the "Liens"), at the Closing(s), as defined below, all of DCT's right, title and interest in, to and under the following assets:

     the sixteen (16) 38 GHz radio authorizations granted by the FCC listed on Schedule 1.1 hereto (individually, an "Authorization"; collectively, the "Authorizations").

    1.2 NO ASSUMPTION OF ANY LIABILITIES. Except as required by the terms of the First Services Agreement, as amended by the Amendment to DCT Services Agreement entered into between DCT and ART of even date herewith (as amended, the "Services Agreement"), ART will not assume, satisfy or perform any of the debts, liabilities, obligations or commitments of DCT other than liabilities with respect to the Authorizations and Future Authorizations imposed generally on 38GHz licensees by FCC rules. DCT will retain all such debts, liabilities, obligations and commitments.


    1.3 DEPOSIT. ART shall pay to DCT, upon the execution of this Agreement by each party, One Hundred Thousand and No/100 Dollars ($100,000) as a deposit under this Agreement (the "Deposit"). The Deposit shall be held by DCT for the exclusive benefit of ART nad DCT pursuant to the terms of this Agreement, and no other person or entity shall have any right, title or interest therein. If at least one Authorization is assigned to ART, the Deposit shall become the exclusive property of DCT. The amount of the Deposit shall be credited against the Closing Payment (as hereinafter defined). If the Closing does not occur because of DCT's breach of its obligations herein, DCT shall promptly return the Deposit to ART. If Closing does not occur for any other reason, the Deposit shall be retained by DCT; provided, however, if Closing does not occur because the FCC does not approve the transfer of at least one Authorization on or before the 14th month after the Effective Date of this Agreement, DCT shall promptly return the Deposit to ART.

    1.4 DETERMINATION OF THE CONSIDERATION. The Purchase Price that ART shall pay for the Authorizations is Three Million Six Hundred Thousand Dollars ($3,600,000), subject to adjustment as provided in Section 1.5 hereof (with such adjustments, if any, the "Purchase Price").

    1.5 ADJUSTMENTS DUE TO ASSIGNMENT OF LESS THAN ALL OF THE AUTHORIZATIONS. In the event that the FCC fails to consent to the assignment by DCT to ART of all of the Authorizations but consents to the assignment of one or more of the Authorizations, the Purchase Price shall be calculated by multiplying Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000) by a fraction, the numerator of which is the number of POPs, as hereinafter defined, contained in the Authorizations that have been consented to by the FCC for assignment, and the denominator of which is the total number of POPs contained in the service area of all of the Authorizations identified in Schedule 1.1. "POPs" shall mean the population in the service area of an Authorization, as set forth in Schedule 1.5.

    1.6  CONSTRUCTION OF FACILITIES; FCC APPROVAL.

     1.6.1 CONSTRUCTION OF FACILITIES. ART shall construct and shall place traffic upon the facilities with respect to each Authorization in a manner sufficient to at least satisfy the minimum construction and traffic loading requirements then in effect under FCC rules for each Authorization by the earlier of the construction certification date for such licenses and September 30, 1996, and shall continue to satisfy such FCC construction and operation requirements as then exist to maintain and/or assign the Authorizations to a third party.

     1.6.2 FCC CONSENT. ART, at its expense, shall use its best efforts to submit to the FCC as quickly as possible, and in any event prior to November 29, 1996, one or more applications (individually, an "Application"; collectively, the "Applications") requesting the FCC's written consent to the assignment of the Authorizations to ART or designers of ART. DCT shall cooperate with respect to the preparation, filing, prosecution and appealing of any denial of such Applications; provided, however, DCT shall not incur any out-of-pocket costs in connection therewith. ART shall bear the cost of preparing, filing, prosecuting and appealing the denial of any Applications, including fees charged by the FCC in connection with the Applications. ART shall prosecute each Application vigorously, and shall appeal the denial of any Application; provided, ART shall not be required to appeal any denial if
(i) such denial is based on DCT's qualifications as the holder of the Authorization, or as a transferee or any action or inaction of DCT (excluding any inaction for which ART is responsible hereunder or in the Service Agreement, as defined herein), or (ii) ART reasonably determines that the cost of appeal is likely to be unreasonably expensive.

     1.7  RIGHTS OF FIRST OFFER.   In addition to its purchase of the
Authorizations hereunder, ART shall have a right of first offers as described in this Section 1.7, with respect to such authorizations (if any) as may be granted pursuant to the 38GHz pending applications filed in the name of DCT which are listed in Schedule 1.7 (the "Future Authorizations"). The terms of such first right of offer are as follows:

          1.7.1 FIRST OFFER NOTICE. In the event DCT desires to assign any of the Future Authorizations, it shall give written notice (the "First Offer Notice") to ART of its desire to assign such Future Authorization(s). The First Offer Notice shall (a) advise ART that DCT desires to assign the Future Authorizations, (b) state the proposed sale price (the "First Offer Sale Price"), (c) set forth the other material terms of the proposed offer ("Other First Offer Sale Terms"), which shall include and earnest money deposit equal to at least 10% of the cash portion of the First Offer Sale Price (the "First Offer Deposit") and may include a lease arrangement with respect to the Future Authorizations for the period from completion of construction through the date of sale of the Future Authorizations, and (d) give ART the option to purchase the Future Authorization(s) at the First Offer Sale Price and upon the Other First Offer Sale Terms.

     1.7.1     RESPONSE BY ART.   Within 30 days after the giving of the
First Offer Notice, ART shall give notice to DCT to the effect that: (a) ART has elected to purchase all (but not less than all) of the Future Authorizations proposed to be sold in the First Offer Notice, in which event such notice shall be sent with the First Offer Deposit, or (b) ART does not wish to purchase the Future Authorizations proposed to be sold in the First Offer Notice, in which event DCT shall have the right to offer to sell and sell such Future Authorizations to any third party on terms and conditions no more favorable to such third party than the Other First Offer Sale Terms and providing for a sale price equal to the First Offer Sale Price. If ART does not give notice to DCT in answer to the First Offer Notice within such 30-day period, ART shall be deemed to have given the answer set forth in Section 1.7.2(b), above, on the last day of such 30-day period. If ART gives or is deemed to have given the answer set forth in clause (b), above, and DCT does not sell such Future Authorizations within 180m days after the date ART gives or is deemed to have given such answer, DCT shall not transfer such Future Authorization without first making a new offer to ART in accordance with this Section 1.7.

          1.7.3     CLOSING ON SALE OF FUTURE AUTHORIZATIONS.   In the event
that ART accepts the offer set forth in the First Offer Notice within the time and in the manner set forth herein, the closing of the sale of the Future Authorizations proposed to be sold in the First Offer Notice shall be held at Hale and Dorr, 1455 Pennsylvania Avenue, Suite 1000, Washington, D.C. 20004, and at the time and on the date specified by ART by written notice to DCT, which date shall be on a business day on or before the 30th day after the later of acceptance of the offer or FCC consent to the proposed assignment of such Future Authorizations. ART shall be responsible for obtaining FCC consent to the proposed assignment of Future Authorizations to the same extent as described herein with respect to the Authorizations. DCT shall transfer to ART the Future Authorizations free and clear of all Liens, except any of the foregoing arising under the terms of this Agreement. At the Closing, (a) DCT shall execute an Instrument of Assignment assigning all of DCT's right, title and interest in and to such Future Authorizations, (b) ART shall tender its payment of the cash portion of the First Offer Sale Price (less the amount of the First Offer Deposit already paid) to DCT by wire transfer of immediately available federal funds to an account specified by DCT, and (c) DCT and ART shall perform the Other First Offer Sale Terms to be performed by them.

          1.7.4 DEFAULT. In the event that ART defaults in any obligation it has to purchase the Future Authorizations proposed to be sold in the First Offer Notice pursuant to this Section 1.7, then DCT shall be paid the First Offer Deposit as liquidated damages, and shall thereafter be entitled to sell any and all Future Authorizations to any third party without the requirement of any first right of offer to ART.

         1.7.5 CONTROL OF FUTURE AUTHORIZATIONS. DCT shall have the absolute right to control the processing of the applications for Future Authorizations, to compromise or amend an application for a Future Authorization and to enter into settlement agreements with respect thereto. No dismissal or compromise of any one or more of the applications for Future Authorizations shall constitute a default under this Agreement, notwithstanding any covenant or representation to the contrary.

2.  CLOSING.

    2.1 DCT and ART agree that a Closing on the sale of each Authorization (individually, a "Closing"; collectively, in the event there is more than one date on which assignments of Authorizations are made by DCT to ART, the "Closings") shall take place on such date and at such time within 30 days of satisfaction of the conditions relating to each Authorization contained in Sections 9 and 10, as mutually agreed by the parties (individually, the "Closing Date"; collectively, the "Closing Dates"), at the offices of Hale and Dorr, 1455 Pennsylvania Avenue, N.W., Suite 1000, Washington, DC 20004, or at such other place and time as the parties agree.

    2.2 DELIVERIES AT CLOSING. At Closing, DCT shall deliver or cause to be delivered to ART:

         2.2.1 an Instrument of Assignment in the form attached hereto as EXHIBIT A, assigning each Authorization to be assigned at such Closing from DCT to ART;

         2.2.2 certified copies of resolutions of the shareholders and the board of directors of DCT authorizing DCT to enter into and perform its obligations under this Agreement;

         2.2.3 a copy of the charter documents of DCT certified by the appropriate public official and a copy of the by-laws of DCT certified by its Secretary; and

         2.2.4 a Good Standing Certificate of DCT dated as of or near the Closing issued by the Secretary of State of the State of California.

    2.3 DELIVERIES BY ART AT CLOSING. At each Closing, ART shall deliver to DCT the portion of the Purchase Price, in cash or by certified check or wire transfer, applicable to the Authorizations to be assigned by DCT to ART at such Closing.

    2.4 CERTIFICATIONS; OPINIONS. At each Closing, ART and DCT shall deliver the certificates, opinions of counsel and other documents described in Sections 9 and 10 hereof, unless waived.

    2.5  CONSENTS.  At each Closing, the Final Order required pursuant to
Section 9.3 for the Authorization to be assigned at such Closing shall have been issued.

    2.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price (without adjustment) paid to DCT shall be allocated to the Authorizations in the manner set forth in
Schedule 2.6 (the "Statement of Allocation"). Each of DCT and ART shall (a) complete and execute a Form 8594 Asset Acquisition Statement Under Section 1060 of the Code consistent with the Statement of Allocation, (b) deliver a copy of such form to the other, and (c) file a copy of such form with such party's tax returns for the period which includes the Closing. DCT shall file all federal, state and local tax returns and reports for any taxable period that includes the Closing Date in a manner consistent with the Statement of Allocation.

3. REPRESENTATIONS AND WARRANTIES OF DCT. DCT represents and warrants to ART as of this date and as of each Closing as follows:

    3.1 ENTITY STATUS. DCT is a corporation duly organized, validly existing and in good standing in the State of California. DCT has full power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. DCT is qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business or the property owned or leased by it make such qualification necessary. Prior to the Effective Date, DCT has delivered to ART complete and correct copies of any organizational, by-laws or charter documents applicable to it, each as amended and in effect on the date hereof.

    3.2  AUTHORITY FOR AGREEMENT; CONFLICTS.

         3.2.1 Subject to FCC consent, DCT has all necessary power and authority, corporate or otherwise, to enter into, execute and deliver this Agreement, the Services Agreement and the Instruments of Assignment (this Agreement, the Services Agreement and Instrument of Assignment are collectively referred to herein as the "Seller Documents") and to perform fully its obligations hereunder and the transactions contemplated hereby and thereby. The execution, delivery and performance of the Seller Documents by DCT has been duly authorized by all necessary corporate action.

         3.2.2 Each of this Agreement and the Services Agreement has been, and the Instruments of Assignment, at each Closing, will have been, duly and validly executed and delivered by DCT and each of this Agreement and the Services Agreement constitutes, and the Instruments of Assignment will constitute, the legal, valid and binding obligation of DCT and each of this Agreement and the Services Agreement is, and the Instruments of Assignment will be, enforceable by and against DCT in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

          3.2.3 The execution and delivery of this Agreement and, subject to FCC consent, other Seller Documents by DCT and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under: (i) any statute, regulation, order, judgment or decree of any federal, state or local governmental body or regulatory authority applicable to DCT, or any of the Authorizations; (ii) any other statute, regulation, order, judgment or decree applicable to DCT or any of the Authorizations under or in any other applicable jurisdiction; or (iii) any mortgage, indenture, lease, agreement, instrument or other obligation to which DCT is a party or by which any of the Authorizations are bound. Such execution, delivery and consummation will not result in the creation of any Lien upon any of the Authorizations.

     3.3 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for the consent of the FCC to the assignment of the Authorizations and Future Authorizations, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by DCT in connection with its execution and delivery of and performance of its obligations under this Agreement.

     3.4  FCC REGULATORY MATTERS.

          3.4.1 SHARING AGREEMENTS. No agreement exists for the shared use of facilities, trunk lines, airspace, radio frequencies or other assets used in connection with the Authorizations or the Future Authorizations, except for such agreements as ART may have requested or entered into.

          3.4.2 FCC AUTHORIZATIONS. Schedule 1.1 sets forth a true and complete list of each Authorization that shall, subject to FCC consent, be assigned to ART hereunder, the name of the licensee or permit holder, the call sign, the Authorization expiration date, and the status of any applications for assignment or waiver of FCC rules filed with the FCC and a true and complete list of each application for a Future Authorization pending before the FCC on the date of this Agreement. DCT has provided to ART true and correct copies of the Authorizations received by it from the FCC. Except for the Superseded Agreements, none of such Authorizations or Future Authorizations are subject to any purchase, sale, option, right of first refusal agreements or Liens (except with respect to the Future Authorizations, such agreements entered into after the Effective Date of this Agreement with other applicants which may compromise the grant or facilitate the grant of a Future Authorization), and DCT is the licensee of such Authorizations and the applicant for the Future Authorizations. Within five days of the execution of this Agreement, ART shall provide DCT copies of the complete files in its possession and/or the possession of W. Theodore Pierson, Jr., Esq. (including, without limitation, information comparable to that described in the first sentence of this
     Section 3.4.2), relating to the seven Authorizations referenced in
     Schedule 3.4.2.

          3.4.3 FEES. All FCC license or other fees and charges that have become due and payable with respect to the Authorizations pursuant to any applications, filings, recordings and registrations with, and all validations or exemptions, approvals, orders or authorizations, consents, authorizations, certificates and permits from, the FCC, have been paid.

          3.4.4 AUTHORIZATION COMPLIANCE. The Authorizations are valid and in full force and effect without materially adverse conditions except for such conditions as are or may be imposed generally on 38 GHz authorizations.

          3.4.5 DCT'S QUALIFICATIONS. DCT is not in violation of the alien ownership statute set forth at 47 C.F.R. Subsections 310(A) and (B)
     (1996). Neither DCT nor any of its officers, directors of shareholders
     (i) is subject to the denial of Federal benefits that includes FCC benefits pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Subsection 862 (1996), or (ii) has been convicted of a felony involving antitrust law violations or fraud upon a government agency. DCT is qualified under FCC rules in effect on this date to hold authorizations issued for common carrier 38 GHz stations.

          3.4.6 CERTAIN AUTHORIZATIONS. DCT holds each of the sixteen Authorizations listed on Schedule 1.1, each of which is in full force and effect on this date. The Authorizations listed on Schedule 1.1 for Mobile, Alabama, Charleston, South Carolina and Dayton, Ohio were issued pursuant to applications which, to the best of DCT's knowledge, contain no material misrepresentations as to matters of engineering in such applications, (ii) that DCT makes no representation as to whether the frequency coordination referred to in or upon which the applications were filed was completed in a manner that meets the requirements of FCC Rule 21.100, and (iii) makes no warranty as to claims and plans expressed in the public interest exhibits of such applications.

     3.5 CONTRACTS. Except for this Agreement and the Services Agreement, DCT is not a party to any contract, commitment or similar agreement or arrangement, whether written or oral, by which any of the Authorizations is bound, which relate to or affect the Authorizations in any way or which affect DCT's ability to consummate the transactions contemplated in this Agreement.

    3.6 LITIGATION. Except for FCC proceedings of general applicability or as stated in Schedule 3.6, there are no actions, claims, proceedings, suits and investigations pending, or, to the best knowledge of DCT, threatened against any of DCT or any of the Authorizations, before any court, arbitrator or administrative or governmental body: (i) relating to the Authorizations or which seek to revoke, rescind, cancel, modify or refuse to renew any Authorization, or
(ii) in connection with the transactions contemplated hereby, nor is there any basis for any such action. There is no judgment, order or decree affecting the Authorizations or the transactions contemplated hereby.

    3.7 DISCLOSURE. Neither this Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered to ART at or prior to the Closing pursuant to this Agreement contains any untrue statement of a material fact.

    3.8 BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of DCT.

4. REPRESENTATIONS AND WARRANTIES BY ART. ART represents and warrants as of the date hereof and as of the date of each Closing as follows:

    4.1 ENTITY STATUS. ART is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ART has full corporate power and authority (a) to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and as such properties are now owned, leased or operated, and (b) to carry on business and, subject to FCC consent, to own or lease and operate the Authorizations being purchased as and in the places where such authorizations are located.

    4.2 AUTHORITY FOR AGREEMENT; CONFLICTS. ART has all necessary power and authority, corporate or otherwise, to execute and deliver this Agreement and to carry out its obligations hereunder. At each Closing Date, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been duly authorized by the Board of Directors of ART. This Agreement constitutes the valid and legally binging obligation of ART and is enforceable against it in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law. The execution and delivery of this Agreement and, subject to FCC consent, the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any provision of the charter documents or by-laws of ART or any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its respective properties.

    4.3 LITIGATION. There are no judicial or administrative actions, suits, proceedings or investigations pending, or to the knowledge of ART threatened, that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does ART know of any basis for any such action, suit, proceeding or investigation.

    4.4 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the consent of the FCC to the assignment of the Authorizations and except as set forth on Schedule 4.4 hereto, no consent, approval or authorization of, or declaration, filing or registration with any court or governmental or regulatory authority is required to be made or obtained by ART in connection with its execution, delivery, and performance of this Agreement.

    4.5 BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of ART.

    4.6 ASSIGNMENT AUTHORIZATION. ART is and will remain qualified under FCC and other applicable rules, regulations and laws as in affect on the date hereof to be the assignee of each Authorization.

5. EXPENSES. Except as otherwise provided herein, each party to this Agreement shall assume and bear all of its own respective expenses, costs and fees incurred or assumed by each in the preparation and execution of this Agreement and compliance herewith, whether or not the transaction herein provided for shall be consummated.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of DCT and ART contained herein (including all schedules and exhibits hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at each Closing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation by ART of DCT or the Authorizations, each Closing and the consummation of the transactions contemplated by this Agreement for a period of six months after each Closing; provided, however, in the event W. Theodore Pierson, Jr., Esq. or is aware of the inaccuracy of any representation or warranty set forth in this Agreement on or prior to the date of any Closing, ART shall be required to notify DCT of the inaccuracy of such representation or warranty, and in the event ART fails to so notify DCT, ART shall not be entitled to make any claim hereunder for a breach of such representation or warranty by DCT.

7. INDEMNITIES.

     7.1 INDEMNIFICATION BY DCT. DCT shall indemnify ART and its successors and assigns for any and all damages, claims, losses, liabilities, and expenses, including without limitation, reasonable legal and accounting expenses (collectively, "Losses"), which may arise out of: (i) any material breach of DCT's covenants and agreements hereunder; (ii) any inaccuracy or misrepresentation in any material respect of any representation or warranty of DCT hereunder; (iii) any liabilities of DCT (other than for taxes not yet due and payable); or (iv) any claim or action asserted by any third party arising out of or in connection with any event, act or omission relating to Authorizations occurring prior to the Closing, other than matters arising or resulting from a default by ART under the Services Agreement; provided, however, that DCT shall not have any liability under Section 7.1(i) and (ii) unless the aggregate of all losses relating thereto for which DCT would, but for this proviso, be liable, exceeds on a cumulative basis an amount equal to $50,000, in which event DCT shall be liable for all such losses on a cumulative basis.

     7.2 INDEMNIFICATION BY ART. ART shall indemnify and hold harmless DCT from and against any and all Losses which may arise out of: (i) any material breach of ART's covenants and agreements hereunder; (ii) any inaccuracy or misrepresentation in any material respect of any representation or warranty of ART hereunder, or (iii) any claim or action asserted by any third party arising out of or in connection with any event, act or omission relating to any of the Authorizations occurring on or after a Closing relating to the assignment of such Authorization; provided, however, that ART shall not have any liability under Section 7.2(i) and (ii) unless the aggregate of all losses relating thereto for which ART would, but for this proviso, be liable, exceeds on a cumulative basis an amount equal to $50,000, in which event ART shall be liable for all such losses on a cumulative basis.

8. PREPARATION FOR CLOSING. DCT and ART agree to use their reasonable efforts to maintain the accuracy of their respective representations and warranties contained in this Agreement until the Closing(s).

9. FURTHER ASSURANCES. At any time and from time to time at or after the Closing, at the request of ART and without further consideration, DCT shall execute and deliver such other instruments of assignment and confirmation and take such action as ART may reasonably request to assign to ART, and to confirm the assignment by DCT to ART of all of DCT's right, title and interest in the Authorizations.

10. PUBLIC ANNOUNCEMENTS. Except as required by law (including, without limitation, any disclosure made in any documents filed with the Securities and Exchange Commission or as required by any FCC rules or regulations), neither DCT nor ART will, at any time, without the prior written consent of the other party hereto, make any announcement, issue any press release or make any statement to any third party (other than tax professional advisors, lenders and/or partners) with respect to this Agreement.


11. CONFIDENTIALITY; ACCESS TO INFORMATION.

     11.1 DCT and ART hereby reaffirm the terms and conditions of that certain Non-Disclosure Agreement, dated January 29, 1996 (the "Confidentiality Agreement"). Each party understands that it may not have an adequate remedy at law for a breach or threatened breach by the other party of the terms of the Confidentiality Agreement. Each party agrees that if there is any such breach or threatened breach, the other party may, initiate any legal or equitable remedies available to it, including obtaining an injunction or restraining order to enjoin such other party from the breach or threatened breach of the Confidentiality Agreement.

     11.2 During the period from the date of this Agreement and continuing until the earlier of last Closing or until termination of this Agreement pursuant to the terms hereof, DCT shall provide officers of ART reasonable access to information which has been generated by DCT and/or its counsel and consultants during the past twelve months and which relate to the Authorizations. DCT's provision of access pursuant to this Section 11.2 shall in no way affect or otherwise obviate or diminish any representation or warranty of DCT.

12. CONDUCT OF BUSINESS BY DCT. DCT covenants that it shall not:

          12.1 sell, assign, convey or otherwise dispose of any of the Authorizations or, except in accordance with the provisions of this Agreement, any of the Future Authorizations or any right thereto or interest therein;

          12.2 encumber, or agree to encumber, in any way, or enter into any consensual restriction with respect to, any of the Authorizations or, except in accordance with the provisions of this Agreement, the Future Authorizations or any right thereto or interest therein;

          12.3 enter into any contract, agreements or understanding with respect to any of the Authorizations or, except in accordance with the provisions of this Agreement, the Future Authorizations; and

          12.4 enter into any agreements or commitments for any of 12.1 through 12.3;

provided, however, notwithstanding any of the above covenants set forth in this Section 12, DCT may amend and/or dismiss any application relating to a Future Authorization.

13. CONDITIONS PRECEDENT TO ART'S OBLIGATIONS. All obligations of ART under this Agreement are subject to the fulfillment to the reasonable satisfaction of ART prior to or at each Closing of each of the following conditions, any of which may be waived by ART, in its sole discretion:

     13.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by DCT in this Agreement (including all exhibits and schedules hereto), shall be true and correct in all material respects when made and, except for those which expressly relate to an earlier date, shall be repeated and shall be true and correct in all material respects at and as of each Closing Date, except as specifically provided for herein, and ART shall have received a certificate dated the date of the Closing signed by the chief executive officer of DCT to the foregoing effect.

     13.2 FCC CONSENTS. All consents from the FCC to consummate the assignment of the Authorization(s) to be assigned by DCT to ART at each Closing shall have been granted by a Final Order (as defined below), without any conditions or restrictions that materially affect the value of the Authorizations or operations pursuant to the Authorizations or any conditions or restrictions materially different than the normal authorizations issued by the FCC to other 38 GHz license holder. In the event that any FCC order consenting to the assignment of an Authorization to ART imposes such conditions, this condition shall not be satisfied until such conditions are removed or eliminated, and DCT shall fully cooperate (provided, DCT shall not be required to incur any out-of-pocket expenses in connection therewith) in obtaining the removal or elimination of such restrictions. "Final Order" means an action by the FCC granting its consent to the assignment of a Authorization, with respect to which no request for stay, petition for rehearing, reconsideration or appeal is pending, and as to which the time for filing any petition for rehearing, reconsideration or appeal has expired and with respect to which the time for agency reconsideration or review taken on its own motion has expired, or in the event of the filing of such request, petition or appeal, an action which shall have been reaffirmed or upheld and with respect to which the time for seeking further administrative or judicial review shall have expired. DCT shall not take or reasonably fail to take any action which it believes would cause its disqualification as an assignor of the Authorizations (except for any action for which ART is responsible hereunder or in the Services Agreement).

     13.3 PERFORMANCE BY DCT; CERTIFICATE. DCT shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at such Closing, and an executive officer of DCT shall deliver to ART a certificate, dated such Closing Date, to such effect.

     13.4 ABSENCE OF ERRORS AND OMISSIONS. ART shall not have discovered any material misstatement in any of the representations or warranties, or any material failure to perform or satisfy any covenants or conditions required by this Agreement to be performed or satisfied by DCT on or prior to the Closing Date.

     13.5 OPINIONS OF COUNSEL FOR DCT. ART shall have received favorable opinions as to the matters set forth in (i) the first sentence of Section
3.1 hereof, (ii) Section 3.2 hereof, and (iii) Section 3.3 hereof (in each case, subject to reasonable and customary qualifications), issued to ART and dated as of each Closing Date of corporate counsel to DCT and of Gardner, Carton & Douglas, the FCC counsel to DCT, that Schedule 1.1 sets forth a true and complete list of each of the Authorizations held by DCT and that the representations in Sections 3.4.3 and 3.4.5 are true and correct to the best of its information and belief based upon a review of its files, the readily available files of the FCC and the files in the possession of DCT.

     13.6 ABSENCE OF LITIGATION. No law, action or proceeding shall have been enacted or instituted prior to or at such Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

     13.7 UCC SEARCHES. ART shall have obtained Uniform Commercial Code (including fixture filings) and state and federal tax and judgment lien searches against DCT, all dated within 30 days of such Closing Date.

     13.8 RELEASE OF LIENS. All of the Authorizations to be assigned on such Closing Date shall be free and clear of all Liens and ART shall have received evidence of the release of all Liens and the termination of all financing statements, if any, as may be reasonably requested by ART.

     13.9 FINANCING. ART shall have either (a) consummated a private or public sale of equity with aggregate net proceeds to ART of at least $30 million (the "Equity Sale"), or (b) obtain debt or equity proceeds in an amount at least equal to the Purchase Price.

14. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DCT. The obligations of DCT to consummate the transactions contemplated hereby shall be subject to the fulfillment by ART, prior to or at each Closing, of each of the following conditions, unless waived by DCT:

     14.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by ART in this Agreement shall be true and correct in all material respects when made and, except for those which expressly relate to an earlier date, shall be repeated and shall be true and correct in all material respects at and as of each Closing Date, except as specifically provided for herein, and DCT shall have received a certificate dated the date of each Closing signed by an officer of ART to the foregoing effect.

     14.2 FCC CONSENTS. All consents from the FCC to consummate the assignment of each Authorization to be assigned by DCT to ART at the Closing shall have been obtained at or prior to the Closing.

     14.3 PERFORMANCE OF ART; CERTIFICATE. ART shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and the executive officer of ART shall deliver a certificate or certificates, dated the Closing Date, to DCT to such effect.

     14.4 ABSENCE OF LITIGATION. No action or proceeding shall have been enacted or instituted prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

     14.5 PURCHASE PRICE. The whole or portion (as the case may be) of the Purchase Price for the Authorizations assigned to ART at such Closing shall have been delivered to DCT.

     14.6 DCT SERVICES AGREEMENT. ART shall not be in default in any material respect with respect to any of its obligations under the Services Agreement as of each Closing Date, which default shall obviate DCT's ability to assign one or more of the Authorizations to be assigned at such Closing.

15. TERMINATION. This agreement may be terminated by the parties as set forth in this Section 15:

          15.1 at any time, by the mutual written consent of DCT and ART;

          15.2 by ART at any time after 14 months after the Effective Date, if the conditions set forth in Section 9 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by DCT by such time;

          15.3 by DCT, at any time after 14 months after the Effective Date (the "Seller Date"), if the conditions set forth in Section 10 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by ART by such time; provided that if prior to the Seller Date, the FCC has issued an order consenting to the assignment of the Authorizations to ART, ART may extend the Seller Date until a date not later than 15 months after the Effective Date by providing written notice to DCT;

          15.4 by DCT, on the one hand, or by ART, on the other, if there shall have been a breach of any material representation, warranty, covenant or agreement on the part of the other hereunder, which breach cannot be cured prior to the

     Closing; or by DCT at any time that there shall occur a termination of the Services Agreement (unless DCT shall improperly have terminated the Services Agreement);

provided, however, that the terminating party may not terminate its obligations under this Agreement if such terminating party has breached this Agreement in any material respect.

     Notwithstanding any termination of this Agreement pursuant to this
Section 15, the provisions of Sections 7, 11, and 16.1 hereof shall remain in full force and effect.

16. POST-CLOSING COVENANTS.

     16.1 DISCLOSURE OF INFORMATION. From and after the Closing, DCT shall not use or disclose to any person any proprietary information of ART for any reason or purpose whatsoever, nor shall it make use of any such information for its own purposes or for the benefit of any person except ART or any affiliate thereof. The restrictions on use and disclosure of information contained in this Section 16.1 do not extend to any item of information that
(A) is publicly known at the time of its disclosure, (B) is lawfully received from a third party not bound in a confidential relationship to ART, (C) is published or otherwise made known to the public by ART, or (D) is required to be disclosed pursuant to a court order, provided that, upon receiving notice such disclosure is required, DCT shall promptly give ART notice thereof, and DCT shall cooperate with ART's efforts, if any, to contest the applicability of such order so long as DCT shall incur no cost in connection therewith.

     16.2 INJUNCTIVE RELIEF. The parties recognize and acknowledge that a breach of Section 16.1 by DCT may cause irreparable and material loss and damage to ART as to which ART may not have an adequate remedy at law or in damages. Accordingly, DCT acknowledges and agrees that, in addition to any other remedies to which ART may be entitled, the issuance of an injunction or other equity remedy is an appropriate remedy for any such breach. It is the desire and intent DCT and ART that the provisions of Section 16.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of any of Section 16.1 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

17. ENTIRE AGREEMENT; ASSIGNABILITY. This Agreement, together with the schedules and exhibits hereto, and the Services Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including without limitation, the Superseded Agreements, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement and the Services Agreement supersede all previous agreements between ART and/or Fotheringham, on the one hand, and DCT and/or Neustadt on the other hand. All of the Superseded Agreements are hereby terminated and shall be of no further force or effect. This Agreement may not be assigned by DCT or ART without the prior written consent of the other party and any such attempted assignment shall be null and void; provided, however, DCT and/or ART shall be permitted to assign its rights, duties and obligations under this Agreement to a wholly-owned subsidiary of DCT or ART (as the case may be) provided DCT or ART (as the case may be) shall remain fully liable with respect to all of its respective obligations hereunder.

18. AMENDMENT. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

19. HEADINGS. Section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

20. EXHIBITS, ETC. Exhibits, schedules and other documents referred to in this Agreement are an integral part of this Agreement.

21. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, successors and assigns.

22. NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of (a) delivery, if delivered or mailed, first-class postage prepaid, return receipt requested, (b) personal delivery or (c) delivery, if delivered by overnight courier.

    22.0.1    if to DCT, to:

                   DCT Communications, Inc.
                   229 Quaker Road
                   Chappaqua, New York 10514
                   Attention:  Mr. Marty Rubin
                               and Mr. Jim Wiesenberg

         with a copy to:

                   Hale and Dorr
                   1455 Pennsylvania Avenue, N.W.
                   Suite 1000
                   Washington, DC 20004
                   Attention:  Steven S. Snider, Esq.

                        and

                   Gardner, Carton & Douglas
                   1301 K Street, N.W.
                   Suite 900, East Tower
                   Washington, D.C. 20005-3317
                   Attention: Thomas J. Dougherty, Jr., Esq.

        22.0.2 if to ART to:

                   Advanced Radio Technologies Corporation
                   500 108th Avenue, N.E., Suite 2600
                   Bellevue, Washington 98004
                   Attention:  W. Theodore Pierson, Jr., Esq.
                                and Thomas A. Grina

        with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, Massachusetts, 02110-2624
                   Attention:  Mary E. Weber, Esq.

Any party may, from time to time, specify as to address for purposes of this Agreement any other address upon the giving of ten days' notice thereof to the other parties.

23. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the internal conflict of law provisions thereof.

24. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

25. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26. SERVICES AGREEMENT. The effectiveness of this agreement is contingent upon execution of the Services Agreement by DCT and ART.

27. WITHDRAWAL OF APPLICATION. ART shall use its best efforts to cause Telecom One, Inc. to withdraw its pending 38GHz radio authorization application relating to New Haven, Connecticut (FCC File Number 9506019) as soon as possible, and in any event, prior to August 31, 1996.

28. EFFECTIVE DATE. The effective date of this Agreement shall be the date first written above.

29. FINANCING. ART agrees to use commercially reasonable efforts to complete the Equity Sale or obtain debt or equity proceeds in an amount at least equal to the Purchase Price. Notwithstanding anything to the contrary set forth herein, in the event ART is unsuccessful in achieving either of the aforesaid on or before August 31, 1996, DCT shall be entitled to retain the Deposit, neither DCT nor ART shall have any further obligation or liability to the other hereunder and the Superseded Agreements shall remain null and void.

            [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                         SELLER:

                                         DCT COMMUNICATIONS, INC.


                                         By: /s/ Martin A. Rubin
                                            ---------------------------------
                                              Name:  Martin A. Rubin
                                              Title: President

                                         Date: June 28, 1996
                                              -------------------------------


                                         PURCHASER:

                                         ADVANCED RADIO TECHNOLOGIES
                                           CORPORATION


                                         By: /s/ W. Theodore Pierson, Jr.
                                            ---------------------------------
                                              Name:  W. Theodore Pierson, Jr.
                                              Title: Exec. V. P.

                                         Date: June 28, 1996
                                              -------------------------------

Achknowledged only as
to Section 17:


/s/ Vernon L. Fotheringham
----------------------------------
Vernon L. Fotheringham


Estate of Richard M. Neustadt


By: /s/ Elizabeth Neustadt
   -------------------------------
   Elizabeth Neustadt
   Personal Representative